Exhibit 99.1
Contact:
Financial Relations Board
Leslie Loyet
312.640.6672or lloyet@mww.com
At The Company
Bob McNally
404.727.0971 or bmcnally@geovax.com
GeoVax Labs, Inc. Reports Fourth Quarter
and Year-End 2008 Financial Results
ATLANTA, GA, March 12, 2009 — GeoVax Labs, Inc. (OTC BB: GOVX), an Atlanta-based biotechnology company focused on development of an HIV/AIDS vaccine, today announced its financial results for the fourth quarter and year ended December 31, 2008, and provided a summary of recent operational highlights for calendar year 2009 to date.
GeoVax reported a net loss of $1,039,217 for the fourth quarter ended December 31, 2008, as compared to a net loss of $1,155,870 for the comparable period in 2007. For the full year of 2008, the Company reported a net loss of $3,728,187 as compared to a net loss of $4,241,796 in 2007. GeoVax’s operating results fluctuate due to the timing of activities and related costs associated with its vaccine research and development activities. Summarized financial information is presented below. GeoVax’s full set of audited financial statements are included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Robert T. McNally, Ph.D., GeoVax’s president and chief executive officer, stated, “For a company of GeoVax’s size and stage of clinical development, our financial position is on target. Our operational expenses are reduced by the National Institutes of Health’s (NIH) support of our ongoing Phase 2a preventative clinical trial being conducted by the HIV Vaccine Trials Network (HVTN), and are further offset by the direct grant from the NIH to GeoVax, covering research and development for future vaccine improvements. Our financial security is enhanced by the common stock purchase agreement with Fusion Capital Fund II, LLC. These funds are providing the Company with resources to conduct its own clinical trial in HIV infected, drug controlled subjects. Planning for this therapeutic trial is underway with a projected start for later this year.”
Recent Operational Highlights for Year 2009 — to date
•
In February 2009, GeoVax announced the first injections in its Phase 2a Human Clinical Vaccine Trial for its candidate HIV/AIDS vaccine. The trial, designated HVTN 205, is being conducted by the HVTN (already provided definition above). The HVTN, funded and supported by the National Institutes of Allergy and Infectious Diseases (NIAID), is the largest worldwide clinical trials network dedicated to the development and testing of HIV/AIDS vaccines. The HVTN has sponsored over 80 Phase 1 trials for the initial evaluation of safety and immunogenicity of candidate HIV/AIDS vaccines. Of these, only five have progressed to Phase 2 trials since 1992. Progressing to Phase 2 was a significant achievement for GeoVax.

First injections for the Phase 2a trial were conducted at the HVTN network sites at the University of Alabama, Birmingham, and Vanderbilt University, Nashville. The trial will include a total of 225 volunteers (150 vaccine recipients and 75 placebo recipients) and take place at 13 HVTN sites: 11 in North America and 2 in South America. Sites in the United States include Emory University, Atlanta; Harvard Medical School, Brigham & Women’s Hospital and Harvard-Fenway Hospital in Boston; Vanderbilt University, Nashville; University of Rochester; Fred Hutchinson Cancer Research Center, Seattle; the San Francisco Department of Public Health; University of Alabama, Birmingham, and sites at Columbia University, Union Square, and the Bronx in New York City. In South America, participants are to be enrolled in Peru at sites in Iquitos and Miraflores (Lima).

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In February 2009, GeoVax presented a corporate update at the Eleventh Annual BIO CEO & Investor Conference 2009, held in New York City. Dr. McNally presented a corporate overview of GeoVax and its DNA/MVA vaccine technology, showcasing the scientific rationale and encouraging data from the Company’s completed studies and trials. GeoVax’s presentation was offered via a live webcast. A replay of the webcast is available on the Company’s website until April 10.

Operational Highlights for Calendar Year 2008
Clinical Progress
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In October 2008, GeoVax presented data on its Phase 1 AIDS vaccine trial (HVTN 065) at the AIDS Vaccine 2008 conference, in Cape Town, South Africa. The presentation, entitled “Two HIV DNA Primes Maximize T Cell Responses Induced by the GeoVax DNA/MVA Vaccine Regimen Administered to Healthy Seronegative Adults (HVTN 065),” was given by Dr. Paul A. Goepfert, M.D., Associate Professor, Division of Infectious Diseases, Department of Medicine, University of Alabama. Dr. Goepfert is the HVTN 065 Protocol Team chair. The trial results reveal the GeoVax DNA and MVA vaccines are safe and immunogenic (stimulate anti-HIV/AIDS immune responses) at both low (1/10th) dose and full doses. Other highlights of the presentation included:

•	GeoVax vaccines were well tolerated with no or mild local and systemic reactions in the majority of trial participants.

•	Eighty percent of both the low and full dose trial participants responded to the vaccine which stimulated anti-HIV T-cell (white blood cell) and antibody responses.

•	More volunteers had antibody responses to the full dose than to the 1/10th dose vaccine, whereas response rates for T cells were similar for the 1/10th and full dose.

•	Two DNA primes were more effective than one DNA prime or no DNA primes at eliciting T cell responses.

•	The second MVA vaccination positively increased CD8 T cell and antibody responses.

Dr. Harriet Robinson, the developer of the vaccine and GeoVax’s Vice President of Research and Development, also presented these same results at the Viral Vector Vaccines 2008 meeting, at the Wellcome Trust Conference Center near Cambridge, U.K., on September 28, 2008.

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Phase 2a Preventive Human Trial — As mentioned above, GeoVax’s Phase 2a trial began patient enrollment in February 2009. The Phase 2a human trial will broaden the base of safety and immunogenicity data for the full dose of the GeoVax AIDS vaccine with a view to protecting recipients from developing AIDS should they be exposed to the virus. In October 2008, GeoVax shipped both components (DNA and MVA) of its AIDS vaccine to the HVTN pharmacy, and sites were initiated in December. A tremendous amount of work conducted by both GeoVax and HVTN during 2008 led to the initiation of this trial.

•
Planning for Therapeutic Human Trials — GeoVax reported summary data from a pilot study on therapeutic vaccination in simian immunodeficiency virus (SIV) infected non-human primates with the SIV prototype of GeoVax’s AIDS vaccine. In this small pilot study, conducted by Dr. Rama Amara at Emory University, two non-human primates were infected with SIV. Data from the study revealed outstanding results with the vaccine controlling the infection with from 100 to 1000 times reduction in viral levels. The excellent control of the virus infection in the absence of drug treatment was associated with the vaccine raising the types of CD4 and CD8 T cells that are found in the rare individuals who spontaneously control their HIV infections. Based on these excellent results, planning for a therapeutic trial in infected and drug-treated humans has been initiated. The intent of therapeutic vaccination will be to “control” HIV virus levels in infected individuals to very low levels thus blocking the development of AIDS. The Company expects to initiate human clinical studies for a therapeutic vaccine during the second half of 2009.

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Manufacturing Progress
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In July 2008, GeoVax and Vivalis S.A., a French biopharmaceutical company, signed a letter of intent for joint collaboration and commercial license on the use of Vivalis’ EBx® technology, to manufacture the MVA component of the GeoVax HIV-1 vaccine. The breakthrough manufacturing technology developed by Vivalis, through further development collaboration with GeoVax, will create a new standard for manufacture of the MVA component of GeoVax’s HIV/AIDS vaccine. Vivalis’ EBx® manufacturing platform, with its increased effectiveness, superior quality and reliability, will speed time to market MVA vaccine product availability in ample quantities to meet sizeable demand and expectedly at a lesser cost. Vivalis’ vaccine manufacturing technology is based on a duck embryonic stem cell substrate platform, providing continuous growth from a fully characterized frozen cell bank without necessitating fertilized embryo extraction and processing, as with present chicken cell based technologies. Furthermore, the EB66® cell line can be grown in suspension (without the cells attached to the surface of the growth vessel) and can be scaled up for growth in giant bioreactors (a cutting edge industrial method) for large scale production of the MVA viral vaccine.

•
In December 2008, GeoVax engaged the services of VGX International, Inc. (VGXI), whereby VGXI will manufacture plasmid (DNA) for use in GeoVax’s future preventative and therapeutic clinical human trials.

Strengthened Management Team
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In February 2008, GeoVax announced the addition of company co-founder Dr. Harriet Robinson to its staff as Vice President of Research & Development, and in June 2008 Dr. Robinson joined the Company’s Board of Directors. Dr. Robinson is known worldwide for her outstanding work on retrovirus biology and a pioneer of DNA vaccines with special emphasis on HIV/AIDS. Dr. Robinson has published extensively on HIV/AIDS vaccine research, with more than 150 referred scientific journal publications, 50 monograph reviews and six book chapters authored. She has consulted for the U.S. National Institutes of Health, the U.S. Food and Drug Administration, the Bill and Melinda Gates Foundation and the World Health Organization. She served as Chief of Microbiology and Immunology at Emory University’s Yerkes National Primate Research Center and was an Asa Griggs Candler Professor of Microbiology and Immunology at the Emory University School of Medicine. Dr. Robinson is the inventor of GeoVax’s HIV-1 AIDS vaccine technology and co-founder of the Company.

•
In April 2008, GeoVax named Dr. Robert McNally as its President and CEO. Former President/CEO and Company co-founder Don Hildebrand remained as Chairman of the Board of Directors and continues to be involved in company development, growth and expansion plans in the AIDS vaccine arena. Dr. McNally has been a member of the GeoVax Board of Directors since 2006 and was previously a co-founder and CEO of Cell Dynamics, LLC, and Cell Design, LLC, companies specializing in GMP processing of human cells for pharmaceutical and therapeutic applications. Dr. McNally was also co-founder and Sr. Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has had previous experience as European Regional Manager for Intermedics International, Inc., and European Marketing Manager for Pacesetter Systems-Europe, Ltd., in the U.K. Dr. McNally serves as a member of the advisory boards of the Parker H. Petit Institute for Bioengineering and Bioscience and DuPree College of Management at the Georgia Institute of Technology. He is an elected fellow of the American Institute for Medical and Biological Engineering, and is a past Chairman for the Georgia Biomedical Partnership, a trade association, and is recipient of the 2004 Biomedical Industry Growth Award for the State of Georgia. Dr. McNally has a Ph.D. and MSE in Bioengineering from University of Pennsylvania and an electrical engineering degree (B.E.E.) from Villanova University.

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In August 2008, GeoVax announced the appointment of Mr. Peter Tsolinas to its Board of Directors. Mr. Tsolinas also was subsequently appointed to membership on GeoVax’s Audit Committee and Compensation Committee. Mr. Tsolinas currently serves as Chairman and CEO of TMA Group Development Corp., a Chicago-based real estate, architectural and development firm.

Financing Events
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In January 2008, GeoVax was recognized by Georgia Bio, the state trade organization, as a 2007 “Deal of the Year” award winner for receipt of the $15 million IPCAVD grant from the National Institutes of Health (NIH). The award was presented at Georgia Bio’s annual awards dinner on January 24, 2008. This grant is believed to be one of the largest grants of its kind to be awarded in the last fiscal year. In September, GeoVax announced receipt of an estimated $15 million Integrated Preclinical/Clinical AIDS Vaccine Development (IPCAVD) Grant to support its HIV/AIDS vaccine program. This large grant was awarded by the National Institute of Allergy & Infectious Disease (NIAID), a division of the NIH. The grant funding period is over a five year period which commenced in October 2007. Only meritorious HIV/AIDS prevention vaccine candidates are considered to receive an IPCAVD award. Candidate companies are highly scrutinized and must supply substantial positive AIDS vaccine data to support their application. IPCAVD grants are awarded on a competitive basis and are designed to support later stage vaccine research, development and human trials. GeoVax is utilizing this funding to further its HIV/AIDS vaccine development, optimization and production.

•	During April and May 2008, the Company raised $1,365,000 in capital through a private placement of its common stock and warrants sold to individual accredited investors.

•
In May 2008, the Company entered into a $10 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Under the agreement, the Company may sell, from time to time, up to $10 million of its common stock to Fusion over a 25-month period, following approval of the Company’s registration statement by the Securities and Exchange Commission (declared effective on July 1, 2008). The Company has the right to sell shares of its common stock to Fusion, from time to time, in amounts ranging from $80,000 to $1 million, depending on certain conditions, up to $10 million in the aggregate. The purchase price of the shares is based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion. During 2008, the Company raised $500,000 through the Fusion facility, with $9.5 million remaining available at December 31, 2008.

About GeoVax Labs, Inc.
GeoVax Labs, Inc. is a biotechnology company focused on developing human vaccines for diseases caused by HIV-1 (Human Immunodeficiency Virus) and other infectious agents. GeoVax’s AIDS vaccine technology is the subject of 20 issued or filed patent applications. GeoVax AIDS vaccines are designed for use in uninfected people to prevent Acquired Immunodeficiency Disease (AIDS), caused by the virus known as HIV-1, should the person ever become infected. GeoVax AIDS vaccines also may be effective as therapeutics, treatment of people already infected with AIDS virus.
GeoVax’s core AIDS vaccine technologies were developed by Dr. Harriet Robinson, Senior V.P. of Research and Development, through a collaboration of colleagues at Emory University’s Vaccine Center, the National Institutes of Health (NIH), The Centers for Disease Control and Prevention (CDC) and GeoVax.
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GeoVax AIDS vaccines have moved forward in human clinical trials conducted by the HIV Vaccine Trials Network (HVTN) based in Seattle, Washington. The HVTN, funded through a cooperative agreement with the National Institutes of Health (NIH), is the largest worldwide clinical trials program dedicated to the development and testing of AIDS vaccines. Preclinical work enabling evaluation of GeoVax DNA and MVA vaccines was funded and supported by NIAID, which provided additional support to GeoVax AIDS vaccine development program with a $15 million IPCAVD grant awarded in late 2007.
Safe Harbor Statement
All statements in this news release, not statements of historical fact, are forward-looking statements. These statements are based on expectations and assumptions on the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, but are not limited to, whether: GeoVax can develop and manufacture these vaccines with the desired characteristics in a timely manner, GeoVax’s vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent AIDS in humans, vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete vaccine development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, and other factors over which GeoVax has no control. GeoVax assumes no obligation to update these forward-looking statements, and does not intend to do so. Certain matters discussed in this news release are forward-looking statements involving certain risks and uncertainties including, without limitation, risks detailed in the Company’s Securities and Exchange Commission filings and reports.
FINANCIAL TABLES FOLLOW
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GEOVAX LABS, INC.
Statements of Operations Data
(amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Grant Revenue	$612	$237	$2,910	$237

Operating expenses:
Research and development	1,016	484	3,741	1,757
General and administrative	648	919	2,970	2,784

	1,664	1,403	6,711	4,541

Loss from operations	(1,052)	(1,166)	(3,801)	(4,304)
Interest income	13	10	73	62

Net loss	$(1,039)	$(1,156)	$(3,728)	$(4,242)

Net loss per common share	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted averages shares outstanding	746,067	717,925	740,143	714,102
Balance Sheet Data
(amounts in thousands)

	December 31,
	2008	2007
Cash and cash equivalents	$2,191	$1,990
Working capital	2,455	2,432
Total assets	3,056	3,246
Deficit accumulated during the development stage	(14,254)	(10,525)
Total stockholders’ equity	2,710	2,648
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